Exhibit 99.1

Codexis Reports Second Quarter 2023 Financial Results

Company Recently Announced Enhanced Strategic Focus and Portfolio Prioritization

Anticipate Demonstrating Gram-Scale Synthesis of ECO Synthesis™ Technology for RNAi Therapeutics Production by End of Year

Projected Cash Runway to Mid-2026 Funds Important ECO Synthesis™ Milestones Through Commercialization

REDWOOD CITY, Calif., August 3, 2023 -- Codexis, Inc. (NASDAQ: CDXS), a leading enzyme engineering company, today announced financial results for the second quarter ended June 30, 2023, and provided a business update.

“We recently implemented pivotal changes as we further prioritized our portfolio based on where we believe our longstanding enzyme engineering expertise can drive the most significant and sustained value creation,” said Stephen Dilly, MBBS, PhD, President and Chief Executive Officer of Codexis. “After considering a range of the highest potential impact applications of our CodeEvolver® platform, we determined that our utmost priority is finalizing and working to bring to market our ECO Synthesis™ technology to enable commercial scale manufacture of RNAi therapeutics. Unlike our historical focus on one-to-one custom enzyme engineering projects, this platform has the potential to be broadly utilized by many customers to synthesize any siRNA, presenting an opportunity for Codexis to efficiently capture a meaningful share of this growing market. As a result of these strategic decisions, we have projected cash runway to mid-2026 and look forward to sharing further updates as we work to realize the potential value of the ECO Synthesis™ platform.”

Second Quarter and Recent Business Highlights

•In May 2023, at the TIDES USA annual meeting, Codexis unveiled its proprietary Enzyme-Catalyzed Oligonucleotide (ECO) Synthesis™ technology platform designed to enable the commercial scale manufacture of RNA interference (RNAi) therapeutics, including small interfering RNA (siRNA). With over 450 RNAi therapies currently in clinical development, including more than 40 assets in Phase 2 and Phase 3 clinical trials targeting disease indications impacting millions of patients, demand for siRNA is projected to outpace current production capabilities in the coming years. Codexis’ ECO Synthesis™ technology is specifically engineered to address the scalability and sustainability challenges associated with traditional phosphoramidite chemistry methods by potentially enabling the manufacture of these therapeutics through an enzymatic route. The Company anticipates demonstrating gram-scale synthesis of the platform by the end of 2023.

•In July 2023, the Company announced an update to its strategy to focus resources on programs with the strongest probability of creating significant value in the near-term and beyond. As part of this enhanced strategic focus, Codexis is prioritizing the advancement and commercialization of its ECO Synthesis™ technology platform and its highly complementary Pharmaceutical Manufacturing business. The Company also streamlined operations, including the discontinuation of investment in certain development programs, primarily in Biotherapeutics, consolidated operations to its headquarters and reduced headcount by approximately 25%. As a result of these actions, Codexis has extended its projected cash runway to mid-2026, including funding for key ECO Synthesis™ milestones through commercialization.

Key Upcoming Milestones

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•Codexis expects to demonstrate gram-scale synthesis with its ECO Synthesis™ technology platform by the end of 2023. This critical milestone provides a key point of technical validation to enable pre-commercial customer testing of the platform.
•The Company anticipates that the ECO Synthesis™ technology platform will enter pre-commercial testing with select customers in 2024. Early customer feedback will provide valuable insights that will be taken into further process development in preparation for the planned commercial launch of the platform.
•The Company anticipates making its double-stranded RNA (dsRNA) ligase available for customers in 2024. As Codexis’ market entry point in RNAi therapeutics production, the dsRNA ligase is designed to integrate with existing phosphoramidite chemistries to stitch together small, manufactured strands of RNA.

Second Quarter 2023 Financial Highlights

•Total revenues, excluding enzyme sales related to PAXLOVID™, increased by 46% to $21.3 million for second quarter 2023 compared to $14.6 million in second quarter 2022. Including enzyme sales related to PAXLOVID™, total revenues were $21.3 million in second quarter 2023 compared to $38.4 million in second quarter 2022. On a segment basis, $19.3 million in revenue was from the Performance Enzymes segment and $2.0 million was from Biotherapeutics in second quarter 2023.

•Product revenues, excluding enzyme sales related to PAXLOVID™, increased by 2% to $11.0 million for second quarter 2023 compared to $10.9 million in second quarter 2022. Including enzyme sales related to PAXLOVID™, product revenues were $11.0 million in second quarter 2023 compared to $34.6 million in second quarter 2022.

•R&D revenues for second quarter 2023 were $10.3 million compared to $3.8 million in second quarter 2022; the increase was primarily due to higher revenue from license and development agreements, which was partially offset by lower research and development fees from existing collaboration agreements being recognized in 2023 as compared to the same period in the prior year.

•Product gross margin for second quarter 2023 was 71% compared to 67% in second quarter 2022; the increase was largely driven by variability in the product mix which was partially offset by revenue recognized with no related cost in the second quarter of 2023.

•R&D expenses for second quarter 2023 were $17.3 million compared to $19.1 million in second quarter 2022; the decrease was primarily driven by a decrease in costs associated with lower headcount, lower lab supply costs, lower stock-based compensation costs and a decrease in outside services related to manufacturing and regulatory expenses.

•Selling, General & Administrative expenses for second quarter 2023 were $13.4 million compared to $10.7 million in second quarter 2022; the increase was primarily due to headcount-related expenses and fees for outside services.

•The net loss for second quarter 2023 was $11.5 million, or $0.17 per share, compared to a net loss of $2.6 million, or $0.04 per share, for second quarter 2022. Excluding enzyme sales related to PAXLOVID™, net loss for second quarter 2022 was $20.5 million, or $0.31 per share.

•As of June 30, 2023, the Company had $92.1 million in cash and cash equivalents. Codexis expects its existing cash and cash equivalents will be sufficient to fund its planned operations to mid-2026.

2023 Financial Guidance

Codexis reiterated its 2023 financial guidance issued on July 20, 2023, as follows:

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•Product revenues are expected to be in the range of $30 million to $35 million, excluding enzyme sales related to PAXLOVID™.

•R&D revenues are expected to be in the range of $21 million to $24 million.

•Gross margin on product revenue is expected to be in the range of 55% to 65%.

About Codexis

Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high-performance enzymes and other classes of proteins. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis, and the Company is currently developing its proprietary ECO Synthesis™ platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing and greater sensitivity in genomic and diagnostic applications. For more information, visit www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management, including but not limited to statements regarding whether Codexis will be able to, and the timing of it demonstrating gram-scale synthesis of its ECO Synthesis™ technology by the end of 2023 and the subsequent expected launch; Codexis’ expectations regarding 2023 total revenues, R&D revenues and gross margin on product revenue, as well as its ability to fund planned operations through the end of 2026; the potential of the ECO Synthesis™ platform, including its ability to be broadly utilized, and it providing an opportunity for Codexis to efficiently capture meaningful market share; future demand for siRNA; and Codexis’ expectations regarding the ECO Synthesis™ platform entering pre-commercial testing in 2024 and making the dsRNA ligase available for customers in 2024. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; if any of its collaborators terminate their development programs under their respective license agreements with Codexis; Codexis may need additional capital in the future in order to expand its business; if Codexis is unable to successfully develop new technology such as its ECO Synthesis™ platform and dsRNA; Codexis dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; if Codexis is unable to develop and commercialize new products for its target markets; if competitors and potential competitors who have greater resources and experience than Codexis develop products and technologies that make Codexis’ products and technologies obsolete; if Codexis is unable to accurately forecast financial and operational performance; and market and economic conditions may negatively impact Codexis business, financial condition and share price. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2023 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on or about the date hereof, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results for the quarter June 30, 2023 are not necessarily indicative of our operating results for any future periods.

For More Information

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Investor Contact
Carrie McKim
(336) 608-9706
ir@codexis.com

Media Contact
Lauren Musto
(781) 572-1147
media@codexis.com

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Product revenue	$11,048	$34,645	$19,412	$65,335
Research and development revenue	10,275	3,761	14,893	8,411
Total revenues	21,323	38,406	34,305	73,746
Costs and operating expenses:
Cost of product revenue	3,178	11,270	7,698	19,791
Research and development	17,334	19,089	33,988	38,590
Selling, general and administrative	13,365	10,656	28,765	26,360
Restructuring charges	72	—	145	—
Total costs and operating expenses	33,949	41,015	70,596	84,741
Loss from operations	(12,626)	(2,609)	(36,291)	(10,995)
Interest income	1,121	140	2,209	182
Other expense, net	(9)	(63)	(33)	(66)
Loss before income taxes	(11,514)	(2,532)	(34,115)	(10,879)
Provision for income taxes	9	108	25	117
Net loss	$(11,523)	$(2,640)	$(34,140)	$(10,996)

Net loss per share, basic and diluted	$(0.17)	$(0.04)	$(0.51)	$(0.17)
Weighted average common stock shares used in computing net loss per share, basic and diluted	67,573	65,288	66,756	65,193

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$92,093	$113,984
Restricted cash, current	524	521
Financial assets:
Accounts receivable	8,806	31,904
Contract assets	2,248	2,116
Unbilled receivables	10,691	7,016
Total financial assets	21,745	41,036
Less: allowances	(133)	(163)
Total financial assets, net	21,612	40,873
Inventories	2,052	2,029
Prepaid expenses and other current assets	3,763	5,487
Total current assets	120,044	162,894
Restricted cash	1,530	1,521
Investment in non-marketable equity securities	21,378	20,510
Right-of-use assets - Operating leases, net	36,745	39,263
Property and equipment, net	23,325	22,614
Goodwill	3,241	3,241
Other non-current assets	498	350
Total assets	$206,761	$250,393

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,042	$3,246
Accrued compensation	8,538	11,453
Other accrued liabilities	7,001	15,279
Current portion of lease obligations - Operating leases	5,626	5,360
Deferred revenue	10,529	13,728
Total current liabilities	35,736	49,066
Deferred revenue, net of current portion	10,110	16,881
Long-term lease obligations - Operating leases	35,379	38,278
Other long-term liabilities	1,405	1,371
Total liabilities	82,630	105,596

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	579,555	566,081
Accumulated deficit	(455,430)	(421,290)
Total stockholders' equity	124,131	144,797
Total liabilities and stockholders' equity	$206,761	$250,393

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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$11,048	$—	$11,048	$34,645	$—	$34,645
Research and development revenue	8,260	2,015	10,275	1,885	1,876	3,761
Total revenues	19,308	2,015	21,323	36,530	1,876	38,406
Costs and operating expenses:
Cost of product revenue	3,178	—	3,178	11,270	—	11,270
Research and development(1)	7,856	8,240	16,096	6,929	11,078	18,007
Selling, general and administrative(1)	2,032	191	2,223	3,876	680	4,556
Restructuring charges	—	72	72	—	—	—
Total segment costs and operating expenses	13,066	8,503	21,569	22,075	11,758	33,833
Income (loss) from operations	$6,242	$(6,488)	(246)	$14,455	$(9,882)	4,573
Corporate costs(2)			(9,788)			(5,789)
Unallocated depreciation and amortization			(1,480)			(1,316)
Loss before income taxes			$(11,514)			$(2,532)

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$19,412	$—	$19,412	$65,335	$—	$65,335
Research and development revenue	9,382	5,511	14,893	4,294	4,117	8,411
Total revenues	28,794	5,511	34,305	69,629	4,117	73,746
Costs and operating expenses:
Cost of product revenue	7,698	—	7,698	19,791	—	19,791
Research and development(1)	15,955	15,552	31,507	13,051	23,424	36,475
Selling, general and administrative(1)	4,830	1,142	5,972	7,416	1,400	8,816
Restructuring charges	—	145	145	—	—	—
Total segment costs and operating expenses	28,483	16,839	45,322	40,258	24,824	65,082
Income (loss) from operations	$311	$(11,328)	(11,017)	$29,371	$(20,707)	8,664
Corporate costs(2)			(20,152)			(16,994)
Unallocated depreciation and amortization			(2,946)			(2,549)
Loss before income taxes			$(34,115)			$(10,879)

(1) Research and development expenses and selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other expense, net.

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